SUBSIDIARIES OF THE REGISTRANT AT DECEMBER 31, 2009	Exhibit 21.1

Itron, Inc. Domestic Subsidiaries	State of Incorporation
Itron, International, Inc.	Delaware
Itron Engineering Services, Inc.	Washington
Itron Brazil I, LLC	Washington
Itron Brazil II, LLC	Washington
Itron US Gas, LLC	Delaware

Itron, Inc. International Subsidiaries	Jurisdiction of Incorporation or Organization
Itron SAS	France
Itron-Australasia Pty. Limited	Australia
Itron Limited	United Kingdom
Itron B.V.	Netherlands
Itron Canada, Inc.	Canada
Itron Distribucion, S.A. de C.V.	Mexico
Itron Servicios, S.A. de C.V.	Mexico
Itron Australasia Holdings Pty. Limited	Australia
Itron Australasia Technologies Pty. Ltd.	Australia
Itron Inc, Taiwan	Taiwan
Itron Middle East LLC	Qatar
Itron Sistemas e Tecnologia Ltda.	Brazil
Itron Argentina S.A.	Argentina
Actaris Pty Ltd.	Australia
Itron Austria GmbH	Austria
Itron Holding Belgium S.A.	Belgium
Actaris Holding 6 S.A.	Belgium
Itron Management Services S.A.	Belgium
Contigea S.A.	Belgium
Itron Soluções para Energia e Água Ltda.	Brazil
Itron China Gas Holding Co., Ltd. (J.V. majority)	British Virgin Islands
Compañía Chilena de Medición S.A.	Chile
Itron Metering Systems (Chongqing) Co., Ltd. (J.V. majority)	China
Itron Metering Systems (Suzhou) Co., Ltd.	China
Itron Czech Republic s.r.o.	Czech Republic
Actaris Maleteknik A/S	Denmark
Itron France	France
Itron Holding France	France
Itron Holding Germany GmbH	Germany
Itron GmbH	Germany
Itron Zähler & Systemtechnik GmbH	Germany
Itron ZSO Beteiligungs GmbH	Germany
Itron Unterstutzungskasse GmbH	Germany
Allmess GmbH	Germany
Heliowatt Unterstutzungseinrichtung GmbH	Germany
JB Rombach Anlagenbau GmbH	Germany
SEWA GmbH	Germany
Thielmann Energietechnik GmbH	Germany
ItronHolding Hungary Vagyonkezelő Kft.	Hungary
Flogiston Kft. (J.V. minority participation)	Hungary
GANZ Meter Company Ltd.	Hungary

Itron, Inc. International Subsidiaries	Jurisdiction of Incorporation or Organization
Itron India Private Limited	India
CG Actaris Electricity Management Private Limited (J.V. majority)	India
PT Mecoindo (J.V. majority)	Indonesia
Abfar Industrial Corporation (J.V. minority)	Iran
Sherkatesahami Kontorsazi SKI (J.V. minority)	Iran
Itron Italia S.p.A.	Italy
Itron Luxembourg S.À R.L	Luxembourg
Itron Financial Services S.À R.L	Luxembourg
Actaris Asia SDN Bhd	Malaysia
Metertek Sdn Bhd (J.V. minority)	Malaysia
Actaris Distribución México S.A. de C.V.	Mexico
Actaris Servicios México S.A. de C.V.	Mexico
Societe Marocaine des Compteurs Vincent S.A. (J.V. minority)	Morocco
Inal- Indústria Nacional de Precisão Limitada	Mozambique
Itron Nederland B.V.	Netherlands
Itron Polska sp. Z.o.o.	Poland
Itron Portugal S.A.	Portugal
Itron Contadores de Àgua Lda.	Portugal
Itron Contadores de Gás Lda.	Portugal
Itron Imobiliaria S.A.	Portugal
Itron Sistemas de Medição Lda.	Portugal
Ricont - Empresa de Reparação e Instalação de Contadores Lda.	Portugal
Itron Measurement and Systems (Proprietary) Limited	Republic of South Africa
Itron Metering Solutions South Africa (Proprietary) Limited (J.V. majority)	Republic of South Africa
IPAY (Proprietary) Limited (J.V.minority)	Republic of South Africa
Actaris	Russia
Actaris OOO Ltd.	Russia
Arabian Metering Company	Saudi Arabia
Itron Metering Systems Singapore Pte. Ltd.	Singapore
Itron Soluciones De Medida España SL	Spain
Itron Holdings Spain SLU	Spain
Itron Sweden AB	Sweden
Itron Switzerland S.A.	Switzerland
Maghreb Compteurs S.A. (J.V. minority)	Tunisia
Itron Ukraine	Ukraine
Itron Ukrgas Meters Company (J.V. majority)	Ukraine
Actaris Development UK II Ltd.	United Kingdom
Actaris Development UK Ltd.	United Kingdom
Itron Metering Solutions UK Ltd.	United Kingdom
Itron Development UK Ltd.	United Kingdom